Exhibit 99.1

Genasys™ Inc. Reports Fiscal Second Quarter 2020 Financial Results

SAN DIEGO, CA – May 11, 2020 – Genasys Inc. (NASDAQ: GNSS), a global provider of critical communications systems and solutions, today announced financial results for its fiscal second quarter ended March 31, 2020.

Fiscal Second Quarter 2020 Financial Summary

Fiscal 2020 second quarter revenues were $8.3 million, compared with $10.2 million in the same period last year. The COVID-19 outbreak partially impacted the acceptance testing and delivery of two orders with a total value of approximately $1.6 million. Virtual acceptance testing and partial deliveries were completed in April, with the balance scheduled to ship in the fiscal third quarter.

Gross profit margin was 48.4%, compared with 50.9% in the second quarter of fiscal 2019. Gross profit decreased compared with the same quarter in the prior year primarily due to $0.1 million of additional engineering charges resulting from the use of a more precise process to charge engineering expenses to cost of sales.

Operating expenses were $3.7 million, down slightly from $3.8 million in the same period last year.

Net income for the quarter was $0.3 million, or $0.01 per diluted share, compared with net income of $1.2 million, or $0.04 per diluted share, in the second quarter of fiscal 2019.

Cash and cash equivalents totaled $16.4 million on March 31, 2020, compared with $18.8 million on September 30, 2019.

Working capital totaled $25.5 million on March 31, 2020, compared with $24.8 million on September 30, 2019.

First Six Months Financial Summary

Revenues for the first six months of fiscal 2020 were $17.1 million, compared with $20.4 million in the same period last year. Revenues decreased for the six-month period ended March 31, 2020 compared to the same prior year period due to the timing for delivery of the backlog at September 30, 2019.

Gross profit margin was 50.5%, unchanged from the first six months of fiscal 2019.

Operating expenses were $7.6 million, mostly unchanged from the same period last year.

Net income for the first six months was $0.9 million, or $0.03 per diluted share, compared with net income of $2.2 million, or $0.07 per diluted share, in the first six months of fiscal 2019.

“Fiscal second quarter and first half revenues met expectations in spite of the COVID-19 outbreak partially impacting the delivery of $1.6 million in orders at the end of the quarter,” said Richard S. Danforth, Chief Executive Officer of Genasys Inc.

“The Company continues to receive domestic and international orders that are adding to bookings and backlog,” Mr. Danforth continued. “As an essential provider of critical hardware and software communications systems, our facility remains open and the production team is working overtime to build product and deliver orders.”

Select Fiscal Second Quarter 2020 Operating and Business Highlights

●	Released COVID-19 interactive map layer service for free public and enterprise use

●	Homeland security and public safety agencies in the U.S., Spain, Poland, Morocco, South Africa, Thailand and Malaysia deployed LRAD systems in the agencies’ COVID-19 responses

●	Launched the Company’s Personal Safety Service, a unified, multi-channel critical communications solution for governments and enterprises

●	Received $1.8 million in international homeland security and critical infrastructure protection orders

●	Announced $1.5 million in international naval and port security orders

●	Received $1.2 million in defense and mass notification orders

“Governments continue to fund important initiatives, providing the Company with new and follow-on business,” continued Mr. Danforth. “We believe that the coronavirus initiatives we implemented in March are opening many doors, producing results and accelerating the growth of our software business.”

“While the pandemic’s effects on our business are uncertain, our systems and solutions are proving to be vital for a world experiencing exponential safety concerns,” Mr. Danforth added. “With our strong balance sheet and expanding business pipeline, Genasys remains on track for record fiscal year revenues and well-positioned for future revenue growth.”

Webcast and Conference Call Details

Management will host a conference call to discuss the fiscal second quarter 2020 financial results this afternoon at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). To access the conference call, dial toll-free (888) 390-3967, or international at (862) 298-0702. A webcast will also be available at the following link:

https://www.webcaster4.com/Webcast/Page/1375/34372.

Questions to management may be submitted before the call by emailing them to: ir@genasys.com. A replay of the webcast will be available approximately four hours after the presentation on the Events & Presentations page of the Company’s website.

About Genasys Inc.

Genasys™ provides a multi-channel approach to deliver geo-targeted alerts, notifications, instructions and information before, during and after public safety threats and critical business events. The Company’s unified critical communications platform includes its National Emergency Warning System (NEWS), Personal Safety Service (PSS), Team Safety Management (TSM), LRAD® systems and more.

Genasys critical communication systems are in service in 72 countries around the world in diverse applications, including public safety, national emergency warning systems, mass notification, defense, law enforcement, critical infrastructure protection and many more. For more information, visit genasys.com.

Forward-Looking Statements

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, including the consequences of the COVID-19 outbreak, other pandemics and other risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. Risks and uncertainties are identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management’s expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended September 30, 2019. Genasys Inc. disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

Investor Relations Contacts

Jim Fanucchi and Satya Chillara

Darrow Associates, Inc.

ir@genasys.com

Genasys Inc.
Condensed Consolidated Balance Sheets
(000's omitted)

	March 31,
	2020	September 30,
	(unaudited)	2019

ASSETS
Current assets:
Cash and cash equivalents	$16,399	$18,819
Short-term marketable securities	3,465	3,695
Restricted cash	265	263
Accounts receivable, net	5,849	3,644
Inventories, net	6,922	5,835
Prepaid expenses and other	995	1,782
Total current assets	33,895	34,038
Long-term marketable securities	1,646	1,385
Long-term restricted cash	395	435
Deferred tax assets, net	5,118	5,387
Property and equipment, net	2,106	2,269
Goodwill	2,319	2,306
Intangible assets, net	1,034	1,176
Operating lease right of use asset	5,534	-
Prepaid expenses and other - noncurrent	124	124
Total assets	$52,171	$47,120

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,933	$860
Accrued liabilities	5,442	8,134
Notes payable, current portion	281	280
Operating lease liabilities, current portion	728	-
Total current liabilities	8,384	9,274

Notes payable, less current portion	17	33
Other liabilities, noncurrent	436	2,432
Operating lease liabilities, noncurrent	6,743	-
Total liabilities	15,580	11,739

Total stockholders' equity	36,591	35,381
Total liabilities and stockholders' equity	$52,171	$47,120

Genasys Inc.
Condensed Consolidated Statements of Operations
(000's omitted except share and per share amounts)
(Unaudited)

	Three months ended		Six months ended
	March 31,		March 31,
	2020	2019	2020	2019

Revenues	$8,276	$10,192	$17,058	$20,369
Cost of revenues	4,266	5,001	8,446	10,089
Gross profit	4,010	5,191	8,612	10,280

Operating expenses:
Selling, general and administrative	2,732	2,475	5,554	5,227
Research and development	949	1,280	2,033	2,328
Total operating expenses	3,681	3,755	7,587	7,555

Income from operations	329	1,436	1,025	2,725
Other income and expense, net	70	17	166	57
Income before income taxes	399	1,453	1,191	2,782
Income tax expense	97	274	269	557
Net income (loss)	$302	$1,179	$922	$2,225

Net income (loss) per common share - basic and diluted	$0.01	$0.04	$0.03	$0.07
Weighted average common shares outstanding:
Basic	33,094,596	32,584,952	33,036,786	32,738,871
Diluted	33,732,619	33,077,255	33,708,832	33,272,164